Exhibit 10.4

SUBORDINATION AND STANDBY AGREEMENT

THIS SUBORDINATION AND STANDBY AGREEMENT (this “Agreement”), dated as of March 30, 2021, between STERLING NATIONAL BANK, a national banking association, having an office at 400 Rella Boulevard, Montebello, New York 10901 (the “Lender”), 1847 WOLO INC, a corporation with an address at c/o 1847 Holdings LLC, 590 Madison Avenue, 21st Floor, New York, New York 10022, WOLO MFG CORP. AND WOLO INDUSTRIAL HORN & SIGNAL, INC., each a corporation with an address at 1 Saxwood Street, Deer Park, New York 11729 (collectively, the “Borrower”), and BARBARA SOLOW AND STANLEY SOLOW, each with an address at 65 Shelter Hill Road, Plainview, New York 11803 (collectively, the “Standby Creditor”).

PRELIMINARY STATEMENT. The Lender has agreed to make loans and extensions of credit (collectively, the “Loan”) to the Borrower in the principal amount of up to the Lender’s Credit Limit (defined below) evidenced by notes of the Borrower for such amounts, (collectively, the “Note”) pursuant to a credit agreement between the Lender and the Borrower (the “Credit Agreement”) and secured by, among other things, the Security Documents defined in the Credit Agreement (collectively, the “Security Document”) encumbering, inter alia, all personal property of each Borrower. Capitalized terms not otherwise defined herein shall have the meanings set forth in in the Credit Agreement.

In order to induce the Lender to make the Loan available to the Borrower, the Lender requires that the Borrower and Standby Creditor shall have executed and delivered this Agreement.

The Borrower has agreed to be indebted to the Standby Creditor in the principal sum of the Standby Creditor’s Credit Limit (the “Subordinated Debt”), pursuant to a certain promissory note issued by the Borrower to the Standby Creditor dated as of March 30, 2021, a copy of which is annexed hereto as Exhibit A (the “Subordinated Note”).

NOW, THEREFORE, in consideration of the Obligations defined below and the Collateral securing same, and in order to induce the Lender to make each Loan available to the Borrower, the Standby Creditor, the Lender and the Borrower hereby agree as follows:

SECTION 1. Definitions.

“Claim” means (i) any demand, maturity or acceleration of the Obligations or the Subordinated Debt, (ii) any enforcement of any rights or remedies following a default under the Obligations or the Subordinated Debt, (iii) any imposition of default interest, late fees or penalties with respect to the foregoing or (iv) any demand, claim, proceeding, litigation, judgment, award, order or other disposition with respect to the foregoing.

“Collateral” shall have the meaning set forth in the Credit Agreement, and includes, inter alia, the personal property of each Borrower.

“Credit Limit” means (i) with respect to Lender, a revolving credit facility in the principal amount of up to $1,000,000 at any time outstanding (which amount may be borrowed, repaid and reborrowed), and a term loan in the principal amount of $3,550,000 (which amount may not be reborrowed, and which principal amount shall be reduced by each principal payment by Borrower to Lender); and (ii) with respect to Standby Creditor, a $850,000 term loan (which amount may not be reborrowed and which principal amount shall be reduced by each principal payment made to Standby Creditor by Borrower).

“Lender’s Cure Rights” means, if Borrower defaults under the Subordinated Note, and such default continues without cure beyond any notice requirement or cure period provided to Borrower under the Subordinated Note, Standby Creditor shall provide written notice to Lender and a 30 day period to cure such Borrower default.

“Lien” shall have the meaning set forth in the Credit Agreement.

“Loan Documents” shall have the meaning set forth in the Credit Agreement.

“Permitted Payment” means a regularly scheduled payment of interest-only in arrears pursuant to the Subordinated Note at a fixed rate per annum not to exceed six (6.0%) percent, provided that if a Default or Event of Default exists under the Credit Agreement, no payments from any Borrower or person acting on behalf of Borrower may be paid to or received by Standby Creditor. Except as otherwise expressly provided in Section 27 hereof, payments to Standby Creditor of principal, default interest, balloon loan payments, protective advances, late fees, penalties, expenses, accelerated payments of interest or principal, and any similar payments are prohibited without Lender’s express prior written consent.

“Obligations” means each Loan together with all liabilities and obligations of each Borrower to the Lender, now or hereafter existing under the Credit Agreement, the Notes and the Loan Documents, as same may be amended, modified or renewed from time to time, provided that, the principal amount of the Obligations shall not exceed the Lender Credit Limit.

“Operating Borrower” means the Borrower excluding 1847 Wolo Inc.

“Standby Default” means Borrower’s default under the Subordinated Note, which default continues without cure beyond (i) any notice requirement or cure period afforded to Borrower under the Subordinated Note, and (ii) the expiration of Lender’s Cure Rights.

“Standby Period” means a period of 90 days, commencing on the date that a Standby Default exists.

“Standby Violation” means a breach by Standby Creditor of the provisions of this Agreement.

“Standby Violation Date” means five (5) days after written notice of Standby Violation from Lender to Standby Creditor.

SECTION 2. Representations and Warranties. The Borrower and each Standby Creditor each represents and warrants:

(a) That as of the date hereof, the total principal amount of the Subordinated Debt does not exceed the Standby Creditor Credit Limit;

(b) That no part of the Subordinated Debt (and any support or security therefor) is evidenced by any document, instrument, security or other writing other than the Subordinated Note and a related UCC-1 filing against each Operating Borrower, filed after the filing date of the financing statements in favor of Lender;

(c) That the Standby Creditor is the lawful holder of the Subordinated Debt and holder of the Subordinated Note and no part hereof is subject to any defense, offset or counterclaim;

(d) That the Standby Creditor has not previously assigned or transferred any of the Subordinated Debt, the Subordinated Note or any interest therein;

(e) That the Standby Creditor has not previously given any subordination in respect of any portion of the Subordinated Debt;

(f) That the Subordinated Note matures 39 months from the date of the Subordinated Note;

(g) That the Subordinated Debt is not supported by any guarantee from any person or party; and

(h) That the Subordinated Debt is unsecured except for a lien upon the personal property of Operating Borrowers, which liens and encumbrances in favor of Standby Creditor are at all times subject and subordinate to Liens in favor of Lender and secure a principal sum not to exceed the Standby Creditor’s Credit Limit plus interest accrued thereon.

SECTION 3. Principal Payment and Set Off. Subject to Section 27 of this Agreement, no portion of the principal sum of the Subordinated Debt may be paid by or on behalf of the Borrower in whole or in part while any of the Obligations shall be outstanding, without the prior written consent of the Lender. With respect to any set-off rights against the Subordinated Debt, the Borrower and each Standby Creditor acknowledge and agree that they shall not exercise any right of set off during the occurrence of any Default or Event of Default under the Credit Agreement.

SECTION 4. Acceleration of Subordinated Note. In the event that the Subordinated Note is declared due and payable pursuant to a Claim or otherwise (whether as a result of acceleration, required payment or otherwise), then, subject to Section 27 of this Agreement, the Lender shall be entitled to receive payment in full of the Obligations before the Standby Creditor shall be entitled to receive any payment, directly or indirectly, on account of principal, interest, fees, expenses or premiums due thereon.

SECTION 5. Permitted Payments under Subordinated Note. Provided no Default or Event of Default (as defined in the Credit Agreement) exists, the Borrower shall be permitted to make Permitted Payments. Notwithstanding the foregoing, if any Default or Event of Default exists under the Credit Agreement, neither the Borrower nor any person acting on its behalf shall pay, and the Standby Creditor shall not take, accept or receive from the Borrower or any person acting on its behalf, directly or indirectly, any payments (whether in cash or other property, by way of set-off or in any other manner, including without limitation, from or by way of any Collateral) for or on account of any amount due and payable on account of the Subordinated Note, whether for principal, interest, fees, premiums, expenses or otherwise.

SECTION 6. Security Interests; Standstill. The security interests of the Standby Creditor in the personal property of any Borrower shall, at all times, be subject and subordinate to the security interests and Liens of the Lender upon all Collateral. Any financing statements upon any property of any Borrower in favor of Standby Creditor shall be filed after the financing statements in favor of Lender have been filed. The subordination and priorities specified in this Agreement are applicable irrespective of the time or order of attachment or perfection of the Liens, security interests or other interests referred to herein, the time or order of filing of financing statements, the acquisition of purchase money or other security interests or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests or the perfection or non-perfection of any Lien, security interest or other interest referred to herein, or the avoidability or non-avoidability of any Lien, security interest or other interest referred to herein. As to Lender, Standby Creditor will not claim to hold a purchase money lien in respect of any Collateral. Subject to Section 27 of this Agreement, Standby Creditor shall not enforce any rights or remedies it has or may claim to have against Borrower or any Collateral until Lender has been paid in full on all Obligations. Lender shall have the right but not the obligation to make any payment in connection with Borrower default under the Subordinated Debt, and notwithstanding anything to the contrary contained in the loan documents evidencing such Subordinated Note, such payment by Lender shall be deemed to have cured the default in connection with such payment. Notwithstanding the provisions of Section 27 of this Agreement, any judgment or other Claim obtained by Standby Creditor against any Borrower shall be subject and subordinate at all times to the Liens, security interests and Claims of the Lender.

SECTION 7. Rights Upon Insolvency. In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, dissolution or other similar proceedings in connection therewith, relative to any Borrower or to its creditors, as such, or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Borrower, whether or not involving insolvency or bankruptcy, and in the event of any execution sale, then the Lender shall be entitled to receive payment in full of all of the Obligations before the Standby Creditor shall be entitled to receive any payment on account of principal, interest, compensation, expense, fee or premium due under the Subordinated Note and to that end the Lender shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities or by way of set-off, which may be payable or deliverable in any such proceedings in respect of the Subordinated Note.

SECTION 8. Standby Creditor as Trustee. Should any payment or distribution or security or proceeds therefor be taken, accepted or received directly or indirectly by the Standby Creditor in contravention of this Agreement, the Standby Creditor shall forthwith deliver the same to the Lender in precisely the form received (except for the endorsement or assignment by the Standby Creditor where necessary) for application against the Obligations and, until so delivered, the same shall be held in trust by the Standby Creditor for the sole benefit of the Lender. In the event of the failure of the Standby Creditor to make such endorsement or assignment the Lender is hereby irrevocably authorized to make the same.

SECTION 9. Lender’s Duties. The rights granted to the Lender in this Agreement are solely for its protection and nothing herein contained imposes on the Lender any duties with respect to any property of the Borrower or Standby Creditor heretofore or hereafter received by the Lender beyond the reasonable care in the custody and preservation of such property while in the Lender’s possession.

SECTION 10. No Commencement of Any Claim. Except as otherwise set forth in Section 27 of this Agreement, the Standby Creditor agrees that so long as the Borrower shall be prohibited from making and the Standby Creditor shall be prohibited from taking, accepting or receiving any payments or distributions of any kind and from whatever source on account of the Subordinated Note, the Standby Creditor will not take, sue for, ask or demand from the Borrower payment of all or any of the Subordinated Note. In addition, subject to Section 27 of this Agreement, Standby Creditor shall not commence or join with any creditor other than the Lender in commencing, directly or indirectly, any Claim.

SECTION 11. Agreements in Respect of Subordinated Debt. (a) During the term of this Agreement, the Standby Creditor shall not, without the prior written consent of the Lender:

(i) Cancel or otherwise discharge any of the Subordinated Debt or subordinate any of the Subordinated Debt to any indebtedness of the Borrower other than the Obligations; or

(ii) Sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt unless such sale, assignment, pledge, encumbrance or disposition (A) is to a person or entity other than the Borrower or any of its owners, principals, subsidiaries or affiliates and (B) is made expressly subject to this Agreement; or

(iii) Permit the terms of any of the Subordinated Debt to be increased beyond Standby Creditor’s Credit Limit, modified, amended or supplemented.

(b) The Standby Creditor shall promptly notify the Lender in writing of the occurrence of any default or event of default under the Subordinated Note.

SECTION 12. Subordination Absolute. The Lender’s right to enforce each and every provision hereunder, and the obligations of the Borrower and Standby Creditor arising under this Agreement are absolute and shall not be affected by any subsequent modification, extension, amendment or release of any of the Obligations or any discharge of any other party liable for the Obligations, or any release, exchange or substitution of any collateral securing the Obligations from time to time.

SECTION 13. Obligations Hereunder Not Impaired. All rights and interests of the Lender hereunder and all agreements and obligations of the Standby Creditor and the Borrower under this Agreement shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any of the Obligations, or any other agreement or instrument relating thereto; or

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to or departure therefrom including, without limitation, any increase in the Obligations (but not an increase to Lender’s Credit Limit) resulting from the extension of additional credit to, or for the account or request of, the Borrower; or

(iii) any amendment or restatement of the Loan Documents (other than increasing the Lender’s Credit Limit) including the taking of additional credit support, the pledge of additional Collateral or the extension of any payment or maturity date; or

(iv) any taking, exchange, release or non-perfection of any security interest in or Lien upon, any Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

(v) any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of the Borrower;

(vi) any change, restructuring or termination of the corporate structure or existence of the Borrower; or

(vii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Borrower or a subordinated creditor.

SECTION 14. Lender Appointed Attorney-in-Fact. The Standby Creditor hereby irrevocably appoints the Lender as the Standby Creditor’s attorney-in-fact, effective from the Standby Violation Date, with full authority in the place and stead of the Standby Creditor and in the name of the Standby Creditor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument which may be necessary or reasonably advisable to accomplish the purposes of this Agreement. Without limiting the generality of any of the foregoing, effective from the Standby Violation Date, the Lender may without notice to the Standby Creditor or any of its representatives, successors or assigns, perform any of the following acts, at the option of the Lender, at any meeting of creditors of the Borrower or in connection with any case or proceeding, whether voluntary or involuntary, for the distribution, division or application of the assets of the Borrower or the proceeds thereof, regardless of whether such case or proceeding is for the liquidation, dissolution, winding up of affairs, reorganization or arrangement of the Borrower, or for the composition of the creditors of the Borrower, in bankruptcy or in connection with a receivership, or under an assignment for the benefit of creditors of the Borrower or otherwise:

(a) To enforce claims comprising the Subordinated Debt, either in its own name or in the name of the Standby Creditor, by proof of debt, proof of claim, suit or otherwise;

(b) To collect any assets of any Borrower distributed, divided or applied by way of division or payment, or any securities issued, on account of the Subordinated Debt and to apply the same, or the proceeds of any realization upon the same that the Lender in its discretion elects to effect, to the amounts due under the Subordinated Note until all such amounts (including, without limitation, all interest accruing thereon after commencement of any bankruptcy action) have been paid in full, rendering any surplus to the Standby Creditor if and to the extent permitted by law;

(c) To vote claims comprising the Subordinated Debt to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d) To take generally any action in connection with any such meeting, case or proceeding that the Standby Creditor would be authorized to take but for this Agreement.

In the event that Lender exercises its rights under this Section 14 after the Standby Violation Date, in no event shall the Lender be liable to the Standby Creditor for any failure to prove the Subordinated Debt, to exercise any right with respect thereto or to collect any sums payable.

SECTION 15. Subrogation Rights. Provided that the Obligations have been fully and finally paid and discharged, the Standby Creditor shall be subrogated to the rights of the Lender to receive payments or distributions of cash, property or securities payable or distributable on account of the Obligations, to the extent of all payments and distributions paid over to or for the benefit of the Lender pursuant to this Agreement.

SECTION 16. Subordination Legend; Further Assurances. The Borrower and Standby Creditor each agree to execute and deliver to the Lender such further instruments, documents and agreements and agree to take such further action as the Lender may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement. The Standby Creditor and the Borrower will each mark its respective books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement.

SECTION 17. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower or Standby Creditor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 18. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any other remedies provided by law.

SECTION 19. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed or delivered, if to the Borrower at its address set forth above, or if to the Standby Creditor, mailed or addressed to it at 65 Shelter Hill Road, Plainview, New York 11803, and if to the Lender, at its address at One Jericho Plaza, Suite 304, Jericho, New York 11753, Attention: Daniel Liberty, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective when deposited in the mails or delivered to a reputable overnight delivery service, addressed as aforesaid.

SECTION 20. Expenses. The Borrower agrees to pay the Lender on demand all costs and expenses of every kind, including attorney’s fees, that the Lender may reasonably incur in enforcing any of its rights under this Agreement.

SECTION 21. Binding Agreement. This Agreement shall be binding upon, and inure to the benefit of the parties and their respective successors and assigns.

SECTION 22. Continuing Agreement. This is a continuing Agreement and shall remain in full force and effect and be binding upon the Borrower and Standby Creditor until payment in full of the Obligations.

SECTION 23. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto irrevocably submit to the nonexclusive jurisdiction of any Federal or State court sitting in Nassau County or Suffolk County over any suit, action or proceeding arising out of this Agreement.

SECTION 24. Waiver of Jury Trial and Notice of Acceptance. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Subordinated Debt. Standby Creditor hereby waives any and all notice of acceptance of this Agreement.

SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts each of which will be an original with the same effect as if the signatures were on the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (such as a “pdf” file) will be effective as delivery of a manually executed counterpart of the Agreement.

SECTION 26. Joint and Several. If this Agreement is executed by two or more persons, each such person shall be jointly and severally liable for the performance of the obligations hereunder.

SECTION 27. Standby Creditor Claims.  Notwithstanding any provision of this Agreement to the contrary, upon the expiration of the Standby Period and provided the representations and warranties in Section 2 remain true and correct, Standby Creditor may make a Claim against Borrower and take all other actions of a subordinate secured creditor with respect to Borrower’s default under the Subordinated Note provided Lender is promptly served with notice of same. If, at any time during the pendency of Standby Creditor’s Claim, Lender has a Claim against any Borrower with respect to the Obligations, Standby Creditor’s Claim (and any other actions taken by Standby Creditor) shall be deemed to be subject and subordinate to Lender’s Claim in all respects. In addition, the subordination of Standby Creditor’s security interests and Claims to those of Lender pursuant to Section 6 above shall remain in full force and effect at all times. If Lender has made a Claim against any Borrower, Standby Creditor shall not accept, and Borrower (or any party on behalf of Borrower) shall not pay any portion of the principal sum or any other amount owed to Standby Creditor under the Subordinated Note (including Permitted Payments) until the Obligations have been indefeasibly paid in full.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

LENDER:
STERLING NATIONAL BANK

By:
Name:
Title:

BORROWER:
WOLO MFG. CORP.

By:
Name:
Title:

WOLO INDUSTRIAL HORN
& SIGNAL, INC.

By:
Name:
Title:

1847 WOLO INC.

By:
Name:
Title:

STANDBY CREDITORS:

STANLEY SOLOW

BARBARA SOLOW

EXHIBIT A

Copy of Subordinated Note